UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2014 (March 3, 2014)

Starwood Waypoint Residential Trust

(Exact name of registrant as specified in its charter)

Maryland	001-36163	80-6260391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Harrison Street Oakland, CA	94612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number,

including area code:

(510) 250-2200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 3, 2014, two subsidiaries of Starwood Waypoint Residential Trust (the “Trust”), SRP Sub, LLC and Starwood Waypoint Borrower, LLC (together, the “Buyers”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Waypoint Borrower, LLC (the “Seller”), Waypoint Fund XI, LLC and the other signatories thereto, pursuant to which the Buyers purchased from the Seller a portfolio of 707 single family residences for approximately $144 million in cash.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The Trust will provide financial statements, to the extent such information is required by paragraph (a) of Item 9.01 of Form 8-K, on a Form 8-K/A within 71 days of the date that this initial report on Form 8-K is required to be filed with the Securities and Exchange Commission (the “Commission”).

(b)	Pro forma Financial Information

The Trust will provide pro forma information, to the extent such information is required by paragraph (b) of Item 9.01 of Form 8-K, on a Form 8-K/A within 71 days of the date that this initial report on Form 8-K is required to be filed with the Commission.

(d) Exhibits

10.1	Purchase and Sale Agreement, dated March 3, 2014, by and among the Buyers, Seller, Waypoint Fund XI, LLC and the other signatories thereto (Pursuant to the rules of the Commission, the schedules and exhibits have been omitted. Upon the request of the Commission, the Trust will supplementally supply such schedules and exhibits to the Commission).

99.1	Press release, dated March 4, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD WAYPOINT RESIDENTIAL TRUST

Dated: March 4, 2014	By:	/s/ Tamra D. Browne
	Name:	Tamra D. Browne
	Title:	General Counsel

Exhibit Index

10.1	Purchase and Sale Agreement, dated March 3, 2014, by and among the Buyers, Seller, Waypoint Fund XI, LLC and the other signatories thereto (Pursuant to the rules of the Commission, the schedules and exhibits have been omitted. Upon the request of the Commission, the Trust will supplementally supply such schedules and exhibits to the Commission).

99.1	Press release, dated March 4, 2014.